AGREEMENT

THIS AGREEMENT (the “Agreement”) is executed as of the 20th day of October, 2010 and is effective as of the 30th day of September, 2010 (the “Effective Date”) by and between ASHER ENTERPRISES, INC., a Delaware corporation, having a place of business at 1 Linden Place, Suite 207, Great Neck, New York 11021 (the “Holder” or “Lender”) and GLOBAL INVESTOR SERVICES, INC., a Nevada corporation having a principal place of business at 708 Third Avenue, 6th Floor, New York, New York 10017 (the “Borrower”).

RECITALS

WHEREAS, the Borrower executed a Convertible Promissory Note in the amount of $50,000.00 dated June 2, 2010 (the “June Note”) along with a Securities Purchase Agreement dated as of June 2, 2010 (the “June Agreement”) running in favor of the Lender, collectively memorializing the rights and obligations of the parties with respect to that Loan (the “June Loan Documents”), the funding of which occurred on June 15, 2010; and

WHEREAS, the Borrower executed a Convertible Promissory Note in the amount of $35,000.00 dated July 16, 2010 (the “July Note”) along with a Securities Purchase Agreement dated as of July 16, 2010 (the “July Agreement”) running in favor of the Lender, collectively memorializing the rights and obligations of the parties with respect to that Loan (the “July Loan Documents”) the funding of which occurred on July 28, 2010; and

WHEREAS, the June Note has a maturity date of March 4, 2011 and the July Note has a maturity date of April 20, 2011; and

WHEREAS, neither the June Note nor the July Note (collectively referred to as the “Notes”) permit the Borrower the right to prepay the Notes in whole or in part; and

WHEREAS, the Borrower is desirous of prepaying the Notes; and

WHEREAS, the Lender hereby grants to the Borrower the right to prepay the Notes upon the terms and conditions set forth herein:

NOW, THEREFORE, the parties agree as follows:

1.           Incorporation of the Recitals -Transaction Documents. All of the recitals set forth above are made a part of this Agreement and incorporated herein as if set at length in the text of this Agreement.  This Agreement and any other documents and/or instruments in connection therewith, whether executed by the Lender and/or Borrower, are collectively referred to as the “Transaction Documents”.

2.           Right of Prepayment. The parties acknowledge that neither the June Note nor the July Note affords the Borrower the right to prepay in whole or in part any sums loaned by the Lender to the Borrower.  Notwithstanding the foregoing, however, the Borrower has requested that the Lender grant to the Borrower the opportunity to prepay both of the aforesaid Notes.  The Lender agrees to grant the Borrower the right to prepay provided that the Borrower complies with the terms and conditions set forth in this Agreement.

3.           Prepayment of the June Note. The Borrower acknowledges that by the Lender permitting the Borrower the right of prepayment, the Lender will be foregoing a substantial right to convert the debt to equity as provided for in the June Loan Documents.  As consideration for the Borrower acquiring this right the Borrower agrees to prepay 150% of the principal amount of the June Note (computed to be $75,000.00) together with accrued and unpaid interest on the initial principal amount as follows:

(a)           The sum of $37,500.00 simultaneously with the execution of this Agreement together with accrued and unpaid interest of $1,337.00 aggregating the sum of $38,837.00;

(b)           The sum of $18,750.00 together with accrued and unpaid interest based upon the then remaining initial principal balance of $247.00 aggregating the sum of $18,997.00 to be paid on or before November 15, 2010;

(c)           The sum of $18,750.00 together with accrued and unpaid interest upon the then remaining principal amount of $123.00 aggregating the sum of $18,873.00 to be paid on or before the 15th day of December, 2010;

(d)           All payments due under this provision are to be made by wire transfer to the following account:

Capital One Bank
Great Neck, New York 11021
Asher Enterprises, Inc.
1000 North West Street, Suite 1200
Wilmington, Delaware 19801
ABA #: 021407912
ACCOUNT #: 7017037654

4.           Prepayment of the July Note. The Borrower acknowledges that by the Lender permitting the Borrower the right to prepay that the Lender will be foregoing a substantial right to convert the debt to equity as provided for in the July Loan Documents.  As consideration for the Borrower acquiring this right the Borrower agrees to prepay 150% of the principal amount of the July Note (computed to be $52,000.00) together with accrued and unpaid interest on the initial principal amount as follows:

(a)           The sum of $26,250.00 simultaneously with the execution of this Agreement together with accrued and unpaid interest of $606.00 aggregating the sum of $26,856.00;

(b)           The sum of $13,125.00 together with accrued and unpaid interest based upon the then remaining initial principal balance of $173.00 aggregating the sum of $13,298.00 to be paid on or before November 15, 2010;

(c)           The sum of $13,125.00 together with accrued and unpaid interest upon the then remaining principal amount of $86.00 aggregating the sum of $13,211.00 to be paid on or before the 15th day of December, 2010;

(d)           All payments due under this provision are to be made by wire transfer to the following account:

Capital One Bank
Great Neck, New York 11021
Asher Enterprises, Inc.
1000 North West Street, Suite 1200
Wilmington, Delaware 19801
ABA #: 021407912
ACCOUNT #: 7017037654

5.           Obligation of Lender. Upon the full and timely compliance with the payment schedules as set forth in paragraphs 3 and 4 above the Holder will promptly return the original Notes to the Borrower indicating that the Borrower’s payment obligation under the Notes have been paid subject only to those provisions which by their terms survive payment of the Notes.

6.           Event of Default. Should the Borrower fail to make any payment under paragraphs 3 and 4 above when due, that failure on the part of the Borrower shall constitute an event of default and without any further notice the Holder of the Notes will be permitted to enforce all rights and remedies afforded to it under the June Loan Documents and the July Loan Documents and the prepayment opportunity afforded to the Borrower shall be deemed null and void and of no force and effect, with the exception that the Borrower will continue to remain obligated to the Holder in the amount  of 150% of each face amount set forth in the Notes together with applicable interest, costs, fees and disbursements giving the Borrower credit for any monies paid under this Agreement.

7.           Entire Agreement. This Agreement and the Transaction Documents constitute the entire understanding among the parties regarding the subject matter hereof.  This Agreement and the Transaction Documents supersede all oral negotiations and prior writings concerning the subject matter hereof.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other Transaction Document, the terms, conditions and provisions of this Agreement shall prevail.  This Agreement may not be modified, amended or terminated except by a written agreement signed by each of the parties hereto.

8.           Time is of the Essence. Time is hereby declared to be of the essence of this Agreement and of every part hereof.

9.           Survival. The representations, warranties and covenants herein of the Holder and the Borrower shall survive the execution and the performance by the parties of their obligations hereunder and under the other Transaction Documents.

10.         Advice of Counsel. Asher Enterprises, Inc. acknowledges that it has consulted the law firm of Naidich Wurman Birnbaum & Maday, LLP, 80 Cuttermill Road, Suite 410, Great Neck, New York 11021 concerning this Agreement.   Conversely, Global Investor Services, Inc. acknowledges that it has consulted the law firm of Stephen M. Fleming PLLC, 49 Front Street,  Suite 206, Rockville Centre, New York 11540 concerning this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASHER ENTERPRISES, INC.		GLOBAL INVESTOR SERVICES, INC.

By:	/s/ Curt Kramer	By:	/s/ Nicholas S. Maturo
	Curt Kramer		Nicholas S. Maturo
	President		Chief Executive Officer